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                                                                    EXHIBIT 10.1

                              THE JUDGE GROUP, INC.
                             1996 STOCK OPTION PLAN

                (As Amended and Restated Effective May 22, 2001)

         WHEREAS, The Judge Group, Inc. ("Company") adopted The Judge Group, Inc. 1996 Incentive Stock Option and Non-Qualified Stock Option Plan for Key Employees and Non-Employee Directors ("Plan") effective September 4, 1996; and

         WHEREAS, the Company amended and restated the Plan effective June 9, 1998 to increase the number of shares available to be granted to 3,500,000 shares; and

         WHEREAS, the Company amended and restated the Plan effective September 11, 1998 to (i) provide that consultants are eligible to receive discretionary non-qualified stock options as of January 1, 1999, (ii) permit Martin E. Judge, Jr. to make discretionary grants of options up to 10,000 shares provided that they are made to individuals as discretionary grants of incentive stock options, and to make discretionary grants to 50,000 provided they are made pursuant to an acquisition asset of stock purchase for certain key employees, and (iii) change the name of the Plan; and

         WHEREAS, the Company amended the Plan to increase the number of shares available to grant incentive and non-qualified stock options by 1,000,000 shares to 4,500,000 shares as of May 22, 2001;

         NOW, THEREFORE, effective May 22, 2001 pursuant to shareholder approval, the Plan is hereby amended and restated as follows:

                       SECTION 1 - Purpose and Definitions

             (a) Purpose. This, THE JUDGE GROUP, INC. 1996 STOCK OPTION PLAN, is intended to provide a means whereby THE JUDGE GROUP, INC. may, through the grant of Incentive Stock Options and Non-Qualified Stock Options to purchase Common Stock of the Company to Key Employees, attract and retain such Key Employees and motivate such Key Employees to exercise their best efforts on behalf of the Company and of any Related Corporation. Moreover, the Company may, through the grant of Non-Qualified Stock Options to Consultants and Non-Employee Directors, attract and retain such individuals and motivate such individuals to exercise their best efforts on behalf of the Company and any Related Corporation.

             (b) Definitions.

                 (1) Board. The term "Board" shall mean the Board of Directors of the Company.

                 (2) Common Stock. The term "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

                 (3) Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (4) Committee. The term "Committee" shall mean:

                     (A) Martin E. Judge, Jr., or

                     (B) Except as provided in paragraph (A) above,

                         (i) A committee which consists of not fewer than two
(2) directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under Section 16(b) of the Securities Exchange Act of 1934 and the requirements of section 162(m) of the Code); or

                         (ii) In the event a committee has not been established
in accordance with subparagraph (B)(i) above, the entire Board; provided, however, that a member of the Board shall not participate in a vote approving the grant of an Option to himself or herself to the extent provided under the laws of the Commonwealth of Pennsylvania governing corporate self-dealing.

                 (5) Company. The term "Company" shall mean The Judge Group,
Inc.

                 (6) Consultant. The term "Consultant" shall mean an individual who is not an employee of the Company or a Related Corporation, who is not a Non-Employee Director, and who has entered into a consulting arrangement with the Company or a Related Corporation.

                 (7) Fair Market Value. The term "Fair Market Value" shall mean the fair market value of the optioned shares of Common Stock, which shall be arrived at by a good faith determination of the Committee and shall be:

                     (A) The quoted closing price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant;

                     (B) The weighted average of the quoted closing prices on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant;

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                     (C) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

                     (D) Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

         Where the fair market value of the optioned shares of Common Stock is determined under (B) above, the average of the quoted closing prices on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date), in accordance with Treas. Reg.ss.20.2031-2(b)(1).

                 (8) Incentive Stock Option. The term "Incentive Stock Option" ("ISO") shall mean an option which, at the time such option is granted under the Plan, qualifies as an ISO within the meaning of section 422 of the Code and is designated as an ISO in the Option Agreement.

                 (9) Key Employees. The term "Key Employees" shall mean officers and other key employees of the Company or a Related Corporation.

                 (10) Non-Employee Directors. The term "Non-Employee Directors" shall mean directors of the Company who are not employees of the Company or any Related Corporation.

                 (11) Non-Qualified Stock Option. The term "Non-Qualified Stock Option" ("NQSO") shall mean an option which, at the time such option is granted, does not qualify as an ISO, and/or is designated as an NQSO in the Option Agreement.

                 (12) Option Agreement. The term "Option Agreement" shall mean a written document evidencing the grant of an Option, as described in Section 9.

                 (13) Optionee. The term "Optionee" shall mean a Key Employee, Non-Employee Director or Consultant to whom an Option has been granted, unless the context requires otherwise.

                 (14) Options. The term "Options" shall mean Incentive Stock Options and Non-Qualified Stock Options.

                 (15) Plan. The term "Plan" shall mean The Judge Group, Inc. 1996 Stock Option Plan (formerly known as The Judge Group, Inc. 1996 Incentive Stock Option and Non-Qualified Stock Option Plan for Key Employees and Non-Employee Directors), as set forth herein and as amended from time to time.

                 (16) Related Corporation. The term "Related Corporation" shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Code or the corporate parent of the Company, as defined in section 424(e) of the Code.

                 Notwithstanding Sections 1(b)(8) and (11) if the option is not designated in the Option Agreement as an ISO or NQSO, the option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO.

                           SECTION 2 - Administration

         The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

         The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted ISOs and/or NQSOs under the Plan, to select the Consultants to be granted NQSOs under the Plan, to grant Options on behalf of the Company and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

         Notwithstanding the foregoing, the terms and conditions of grants of NQSOs to Non-Employee Directors are intended to be fixed in advance. Consequently, the grants of NQSOs to Non-Employee Directors shall be as set forth in Section 7 and neither the Committee nor the Board shall have any discretionary authority with respect thereto.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

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                             SECTION 3 - Eligibility

         Key Employees shall be eligible to receive Options under the Plan. Non-Employee Directors shall be eligible to receive NQSOs (but not ISOs) pursuant to Section 7. Consultants shall be eligible to receive NQSOs (but not ISOs) pursuant to Section 8. More than one Option may be granted to a Key Employee, Non-Employee Director or Consultant under the Plan.


                                SECTION 4- Stock

         Options may be granted under the Plan to purchase up to a maximum of four million five hundred thousand (4,500,000) shares of Common Stock, subject to adjustment as hereinafter provided; provided, however, that no Key Employee shall receive Options for more than one-hundred thousand (100,000) shares of Common Stock over any one (1) year period. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option, provided, however, that:

             (a) If an Option is cancelled, the cancelled Option is counted against the maximum number of shares for which Options may be granted to a Key Employee, and

             (b) If the Option price is reduced after the date of grant, the transaction is treated as a cancellation of an Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to a Key Employee.


                         SECTION 5 - Granting of Options

         From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees and Consultants under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem; and further provided that Consultants shall not be eligible to receive ISOs under the Plan. The granting of an Option under the Plan shall not be deemed either to entitle the Optionee to, or to disqualify the Optionee from, any participation in any other grant of Options under the Plan. In making any determination as to whether a Key Employee or Consultant shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Employee or Consultant, his or her present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in an Optionee's Option Agreement that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

         The Committee shall grant NQSOs to Non-Employee Directors in accordance with Section 7.

                            SECTION 6 - Annual Limit

             (a) ISOs. The aggregate fair market value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company or a Related Corporation) shall not exceed one hundred thousand dollars ($100,000). If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation, and as an NQSO as to the remainder.

             (b) NQSOs. The annual limit set forth above for ISOs shall not apply to NQSOs.

                 SECTION 7 - Options for Non-Employee Directors

             (a) Granting of Options to Non-Employee Directors. Effective with the Company's annual shareholders' meeting in 1998, and with each annual shareholders' meeting thereafter, each elected or re-elected Non-Employee Director shall be granted an NQSO to purchase ten thousand (10,000) shares of Common Stock. In each case described above, the NQSO shall be granted as of the first business day immediately following the Non-Employee Director's election or subsequent re-election(s) to the Board, as applicable.

             (b) Terms and Conditions of Options. Options granted to Non-Employee Directors shall expressly specify that they are NQSOs. In addition, such NQSOs shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan:

                 (1) Number of Shares. A statement of the number of shares of Common Stock to which the Option ertains.

                 (2) Price. A statement of the per share Option exercise price, which shall be 100% of the Fair Market alue per share of the optioned Common Stock on the date the Option is granted.

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                 (3) Term. Subject to earlier termination as provided in Section
7(b)(5), (6) and (7) below and in Section 10 hereof, the term of each Option granted under this Section 7 shall be ten (10) years from the date of grant.

                 (4) Exercise. Options granted under this Section 7 shall be exercisable in three equal annual installments commencing with the first anniversary of the grant date, but only if the Non-Employee Director has attended at least seventy-five (75) percent of the Board meetings during the twelve (12) month period immediately preceding the date the annual installment first becomes exercisable. In the event the Non-Employee Director fails to attend at least seventy-five (75) percent of the Board meetings during the twelve (12) month period immediately preceding the date the annual installment first becomes exercisable, the Options otherwise exercisable in that installment shall not be exercisable but shall be cancelled and shall be available for other grants under the Plan. Any Common Stock the right to the purchase of which accrued under an Option may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon the exercise of an Option granted hereunder shall be forfeited.

         The Option price shall be payable:

                     (A) In cash or its equivalent; or

                     (B) Unless in the opinion of counsel to the Company to do so may result in a possible loss of an exemption from short-swing profit liability, in whole or in part through the transfer of Common Stock previously acquired by the Non-Employee Director, provided the Common Stock so transferred has been held by the Non-Employee Director for more than 12 months on the date of exercise.

                 In the event such Option exercise price is paid, in whole or in part, with Common Stock, the portion of the Option exercise price so paid shall equal the Fair Market Value of the Common Stock so surrendered (determined in accordance with Section 1(b)(7), but on the date of exercise rather than on the date of grant).

                 (5) Expiration of Term or Removal as Director. If a Non-Employee Director's service as a director of the Company terminates prior to the expiration date fixed for his or her Option under this Section 7 for any reason (such as, without limitation, failure to be re-elected by the Company's shareholders) other than by disability or death, such Option may be exercised, to the extent of the number of shares of Common Stock with respect to which he or she could have exercised it on the date of such termination, by the Non-Employee Director at any time prior to the earlier of:

                     (A) The expiration date specified in such Option; or

                     (B) Three months after the date of such termination of service as a director.

                 (6) Exercise upon Disability of Non-Employee Director. If a Non-Employee Director shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her term as a director of the Company and, prior to the expiration date fixed for his or her Option, his or her term as a director is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares of Common Stock with respect to which the Non-Employee Director could have exercised it on the date of such termination, by the Non-Employee Director at any time prior to the earlier of:

                     (A) The expiration date of such Option; or

                     (B) One year after the date of such termination of service as a director.

                 In the event of the Non-Employee Director's legal disability, such Option may be so exercised by his or her legal representative.

                 (7) Exercise upon Death of Non-Employee Director. If a Non-Employee Director shall die during his or her term as a director of the Company and prior to the expiration date fixed for his or her Option, or if a Non-Employee Director whose term as a director has been terminated for any reason shall die following his or her termination as a director, but prior to the earlier of:

                     (A) The expiration date fixed for his or her Option; or

                     (B) The expiration of the period determined under Section 7(b)(5) and (6) above; such Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of his or her death, by the Non-Employee Director's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Non-Employee Director, at any time prior to the earlier of:

                         (i) The expiration date specified in such Option (which
may be the expiration date determined under Section 7(b)(5) and (6) above); or

                         (ii) One year after the date of death.

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             (c) Transferability. A Non-Employee Director may transfer, for no consideration, an NQSO granted pursuant to this Section 7 to (1) a member of his or her immediate family, (2) a partnership of which the only partners are members of his or her immediate family, or (3) a trust established solely for the benefit of his or her immediate family members. Except as provided in the preceding sentence, or by will or the laws of descent and distribution, NQSOs granted pursuant to this Section 7 shall not be assignable or transferable by the Non-Employee Director, and during the lifetime of the Non-Employee Director, the NQSO shall be exercisable only by him or her or by his or her guardian or legal representative. Any NQSO transferred by a Non-Employee Director shall not be assignable or transferrable by the transferee. If the Non-Employee Director is married at the time of exercise and if the Non-Employee Director so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Non-Employee Director and the Non-Employee Director's spouse, jointly, with right of survivorship.

      SECTION 8 - Terms and Conditions of Options Granted to Key Employees
                                and Consultants

         The Options granted to Key Employees pursuant to the Plan shall expressly specify whether they are ISOs or NQSOs; however, if the Option is not designated in the Key Employee's Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. The Options granted to Consultants shall expressly specify that they are NQSOs. In addition, the Options granted to Key Employees and Consultants pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of section 422(b) of the Code, as the Committee shall deem desirable:

             (a) Number of Shares. A statement of the number of shares to which the Option pertains.

             (b) Price. A statement of the Option price which shall be determined and fixed by the Committee in its discretion but shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of an ISO granted to a more than ten percent (10%) shareholder as discussed in (i) below) of the per share Fair Market Value of Common Stock, or the par value thereof, on the date the Option is granted.

             (c) Term.

                 (1) ISOs. Subject to earlier termination as provided in Subsections (e), (f) and (g) below and in Section 10 hereof, the term of each ISO shall be not more than ten (10) years (five (5) years in the case of more than ten percent (10%) shareholders as discussed in (i) below) from the date of grant.

                 (2) NQSOs. Subject to earlier termination as provided in Subsections (e), (f) and (g) below and in Section 10 hereof, the term of each NQSO shall be not more than ten (10) years from the date of grant.

             (d) Exercise.

                 (1) General. Options shall be exercisable in such installments and on such dates, not less than six (6) months from the date of grant, as the Committee may specify, provided that:

                     (A) In the case of new Options granted to a Key Employee or Consultant in replacement for options (whether granted under the Plan or otherwise) held by such Optionee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable, but not earlier than six (6) months from the date of grant of the new Options; and

                     (B) The Committee may accelerate the exercise date of any outstanding Options (including, without limitation, the six (6) month exercise date referred to in (A) above), in its discretion, if it deems such acceleration to be desirable.

                     Any Option shares, the right to the purchase of which has
             accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

                 (2) Manner of Payment. The manner(s) in which the Option price may be paid shall be determined by the Committee, in its sole discretion. Such determination shall be made in the Option Agreement and, in the case of an Option which is not intended to be an ISO, may be changed at or prior to the time of exercise in accordance with Section 11. The Committee may determine that the Option price of an Option granted pursuant to this Section 8 shall be payable:

                     (A) In cash or its equivalent;

                     (B) In whole or in part, in Company Common Stock previously acquired by the Optionee, provided that if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan or through exercise of an ISO and are used to pay the Option price of an NQSO, such shares have been held by the Optionee for a period of more than six months on the date of exercise;

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                     (C) In whole or in part, in Company Common Stock newly
acquired by the Optionee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an ISO);

                     (D) In any combination of (A), (B) and (C) above; or

                     (E) By permitting the Optionee to deliver a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

                     In the event such Option price is paid, in whole or in
             part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the Fair Market Value of the Common Stock so surrendered (determined in accordance with Section 1(b)(7), but on the date of exercise rather than on the date of grant).

             (e) Termination of Employment or Consulting Arrangement for a Reason Other Than Death or Disability. If a Key Employee's employment by, or a Consultant's consulting arrangement with, the Company (and Related Corporations) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of:

                 (1) The expiration date specified in such Option; or

                 (2) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than the date of the Key Employee's termination of employment or the date the Consultant's consulting arrangement ends, and in the case of ISOs, such termination date shall not be later than three (3) months after the date of such termination of employment.

             (f) Exercise upon Disability of Optionee. If an Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment or consulting arrangement and, prior to the expiration date fixed for his or her Option, his or her employment or consulting arrangement is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of:

                 (1) The expiration date specified in such Option; or

                 (2) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment or consulting arrangement by reason of disability, and in the case of ISOs, such date shall not be later than one (1) year after the date of such termination of employment. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

             (g) Exercise upon Death of Optionee. If an Optionee shall die during his or her employment or consulting arrangement, and prior to the expiration date fixed for his or her Option, or if an Optionee whose employment or consulting arrangement is terminated for any reason, shall die following such termination but prior to the earliest of:

                 (1) The expiration date fixed for his or her Option;

                 (2) The expiration of the period determined under Subsections
(e) and (f) above; or

                 (3) In the case of an ISO, three (3) months following termination of employment; such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, at any time prior to the earlier of:

                     (A) The expiration date specified in such Option; or

                     (B) An accelerated termination date determined by the Committee, in its discretion except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than one (1) year, nor later than three (3) years after the date of death.

             (h) Non-Transferability.

                 (1) ISOs. No ISO shall be assignable or transferable by the Key Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Key Employee, the ISO shall be exercisable only by him or her or by his or her guardian or legal representative. If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

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                 (2) NQSOs. Except as otherwise provided in any Option
Agreement, no NQSO shall be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the NQSO shall be exercisable only by him or her or by his or her guardian or legal representative. If an Optionee's Option Agreement provides that the NQSO is transferable, such Option Agreement shall set forth any limitations on the transfer of the NQSO. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

             (i) Ten Percent Shareholder. If the Key Employee owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to such Key Employee, the Option price for the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five (5) years from the date the ISO is granted. The conditions set forth in this Subsection (i) shall not apply to NQSOs.

             (j) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

                     If the exercise of any Option is subject to the withholding requirements of applicable federal, state and/or local tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Optionee to satisfy the minimum required federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value (determined in accordance with Section 1(b)(7), but on the date of exercise (rather than the date of grant) or if later, the date on which the Optionee recognizes ordinary income with respect to such exercise (the "Determination Date")). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may not withhold shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date.

                SECTION 9 - Option Agreements - Other Provisions

         Options granted under the Plan shall be evidenced by Option Agreements in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section 422(b) of the Code or the provisions of the Plan for ISOs granted pursuant to the Plan, as the Committee shall deem advisable. Each Optionee shall enter into, and be bound by, such Option Agreement.

                        SECTION 10 - Capital Adjustments

         The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which options may be granted during a specified period to any Key Employee under the Plan, both as stated in Section 4 hereof, the number of shares with respect to which NQSOs are granted to Non-Employee Directors under Section 7(a), and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code and as permitted under Rule 16b-3, be adjusted, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

         In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Board may terminate all or a portion of the outstanding Options granted to Key Employees and Consultants if it determines that such termination is in the best interests of the Company. If the Board decides to terminate outstanding Options, the Board shall give each Key Employee and Consultant holding an Option to be terminated not less than seven (7) days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 8(d) hereof the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

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         Notwithstanding the foregoing, in the event of a corporate transaction
(as described above) in which holders of Common Stock are to receive cash, securities or other property, and provision is not made for the continuance and assumption of NQSOs granted to Non-Employee Directors, all such outstanding NQSOs shall terminate as of the last business day immediately preceding the closing date of such corporate transaction and the Company shall pay to each Non-Employee Director an amount in cash with respect to each share to which a terminated NQSO pertains equal to the difference between the Option exercise price and the value of the consideration to be received by the holders of Common Stock in connection with such transaction.

         The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code.

              SECTION 11 - Amendment or Discontinuance of the Plan

             (a) General. The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, and the Committee may amend any outstanding Option in any respect whatsoever, except that the following amendments shall require shareholder approval (given in the manner set forth in Section 11(b) below):

                 (1) With respect to Options which are ISOs, any amendment which would:

                     (A) Change the class of employees eligible to participate in the Plan;

                     (B) Except as permitted under Section 10 hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or

                     (C) Extend the duration of the Plan under Section 12 hereof with respect to any ISOs granted hereunder; and

                 (2) With respect to Options, any amendment which would require shareholder approval pursuant to Treas. Reg.ss.1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

                 (3) Any amendment for which shareholder approval is required under the rules of an exchange or market on which Common Stock is listed. Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

             (b) Shareholder Approval Requirements. The approval of shareholders must comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected:

                 (1) By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting); or

                 (2) By a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan.

             (c) Amendments Affecting Non-Employee Directors. Notwithstanding the foregoing, no amendment to any provision of the Plan that would affect NQSOs to be awarded to Non-Employee Directors shall be made if such amendment would cause the terms and conditions of grants made pursuant to Section 7 of the Plan to fail to be fixed in advance, within the meaning of Securities and Exchange Commission interpretations under Section 16(b) of the Securities Exchange Act of 1934.

                        SECTION 12 - Termination of Plan

         Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on September 3, 2006, which date is within ten (10) years after the date the Plan was adopted by the Board (or the date the Plan was approved by the shareholders of the Company, whichever is earlier), and no Options hereunder shall be granted thereafter. Nothing contained in this Section 12, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on September 3, 2006, which by their terms extend beyond such date.

                           SECTION 13 - Effective Date

         This Plan became effective on September 4, 1996 (the date the Plan was adopted by the Board). As amended and restated, this Plan shall become effective May 22, 2001.

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                           SECTION 14 - Miscellaneous

             (a) Governing Law. With respect to any ISOs granted pursuant to the Plan and the Option Agreements thereunder, the Plan, such Option Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Key Employees, Non-Employee Directors and Consultants under, the Plan, the Option Agreements and any Options granted thereunder shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

             (b) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement.

         Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with an Optionee, the Company shall have the right, in its discretion, to retire an Optionee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

             (c) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.

             (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

             (e) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Key Employee, Non-Employee Director or Consultant to exercise such Option.

             (f) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company, Key Employee, Non-Employee Director or Consultant should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee, Non-Employee Director or Consultant or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

             (g) Rights as a Shareholder. A Key Employee, Non-Employee Director or Consultant shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

         IN WITNESS WHEREOF, THE JUDGE GROUP, INC. has caused these presents to be duly executed, under seal, this twenty-second day of May, 2001.

        ATTEST:                           THE JUDGE GROUP, INC.
        /s/ Katharine A. Wiercinski       /s/ Martin E. Judge, Jr.
        ---------------------------       ------------------------
        Katharine A. Wiercinski           Martin E. Judge, Jr.
        Secretary                         Chairman and Chief Executive Officer

[SEAL OF THE CORPORATION]


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